For SEC Filing Purposes:
                                              Filed under Rule 424(b)(2)
                                              Registration No. 33-57011


    Pricing Supplement No. 12 Dated October 4, 1996
    ------------------------------------------------

    To  Prospectus Dated April 24, 1995 and
        Prospectus Supplement Dated April 24, 1995

                                        $200,000,000

                                         ASHLAND INC.

                                 MEDIUM-TERM NOTES, SERIES G

                        Due from 9 Months or More from Date of Issue

                          Principal Amount:           $5,000,000

                  (Total Principal Amount Issued to Date:    $128,000,000)


          Original Issue Date:                         October 9, 1996
                                                       -------------------

          Maturity Date:                               October 10, 2005
                                                       -------------------

          Interest Rate:                                      7.10%
                                                       -------------------

    Redemption:

    Check box opposite applicable paragraph.

     [ x ]      The Notes cannot be redeemed prior to maturity.

     [   ]      The Notes may be redeemed prior to maturity.


    Initial Redemption Date:

          The optional Redemption Price on and after the Initial Redemption Date shall initially be % of the principal amount of the Notes to be redeemed and shall decline at each anniversary of the Initial
    Redemption Date by       % of the principal amount to be redeemed until
    the Optional Redemption Price is 100% of such principal amount.

    Commission to be paid to agent:                          $27,500.00
       DONALDSON, LUFKIN & JENRETTE                        --------------
        SECURITIES CORPORATION







                                              For SEC Filing Purposes:
                                              Filed under Rule 424(b)(2)
                                              Registration No. 33-57011


    Pricing Supplement No. 13 Dated October 4, 1996
    ------------------------------------------------

    To  Prospectus Dated April 24, 1995 and
        Prospectus Supplement Dated April 24, 1995

                                        $200,000,000

                                         ASHLAND INC.

                                 MEDIUM-TERM NOTES, SERIES G

                        Due from 9 Months or More from Date of Issue

                          Principal Amount:           $10,000,000

                  (Total Principal Amount Issued to Date:    $138,000,000)


          Original Issue Date:                         October 9, 1996
                                                       -------------------

          Maturity Date:                               October 9, 2006
                                                       -------------------

          Interest Rate:                                      7.16%
                                                       -------------------

    Redemption:

    Check box opposite applicable paragraph.

     [ x ]      The Notes cannot be redeemed prior to maturity.

     [   ]      The Notes may be redeemed prior to maturity.


    Initial Redemption Date:

          The optional Redemption Price on and after the Initial Redemption Date shall initially be % of the principal amount of the Notes to be redeemed and shall decline at each anniversary of the Initial
    Redemption Date by       % of the principal amount to be redeemed until
    the Optional Redemption Price is 100% of such principal amount.

    Commission to be paid to Agent.                          $60,000.00
                                                           --------------






                                              For SEC Filing Purposes:
                                              Filed under Rule 424(b)(2)
                                              Registration No. 33-57011


    Pricing Supplement No. 14 Dated October 4, 1996
    ------------------------------------------------

    To  Prospectus Dated April 24, 1995 and
        Prospectus Supplement Dated April 24, 1995

                                        $200,000,000

                                         ASHLAND INC.

                                 MEDIUM-TERM NOTES, SERIES G

                        Due from 9 Months or More from Date of Issue

                          Principal Amount:           $10,000,000

                  (Total Principal Amount Issued to Date:    $148,000,000)


          Original Issue Date:                         October 9, 1996
                                                       -------------------

          Maturity Date:                               October 9, 2006
                                                       -------------------

          Interest Rate:                                      7.16%
                                                       -------------------

    Redemption:

    Check box opposite applicable paragraph.

     [ x ]      The Notes cannot be redeemed prior to maturity.

     [   ]      The Notes may be redeemed prior to maturity.


    Initial Redemption Date:

          The optional Redemption Price on and after the Initial Redemption Date shall initially be % of the principal amount of the Notes to be redeemed and shall decline at each anniversary of the Initial
    Redemption Date by       % of the principal amount to be redeemed until
    the Optional Redemption Price is 100% of such principal amount.

    Commission to be paid to Agent.                          $60,000.00
                                                           --------------






                                            For SEC Filing Purposes:
                                              Filed under Rule 424(b)(2)
                                              Registration No. 33-57011


    Pricing Supplement No. 15 Dated October 4, 1996
    ------------------------------------------------

    To  Prospectus Dated April 24, 1995 and
        Prospectus Supplement Dated April 24, 1995

                                        $200,000,000

                                         ASHLAND INC.

                                 MEDIUM-TERM NOTES, SERIES G

                        Due from 9 Months or More from Date of Issue

                          Principal Amount:           $10,000,000

                  (Total Principal Amount Issued to Date:    $158,000,000)


          Original Issue Date:                         October 9, 1996
                                                       -------------------

          Maturity Date:                               October 15, 2007
                                                       -------------------

          Interest Rate:                                      7.20%
                                                       -------------------

    Redemption:

    Check box opposite applicable paragraph.

     [ x ]      The Notes cannot be redeemed prior to maturity.

     [   ]      The Notes may be redeemed prior to maturity.


    Initial Redemption Date:

          The optional Redemption Price on and after the Initial Redemption Date shall initially be % of the principal amount of the Notes to be redeemed and shall decline at each anniversary of the Initial
    Redemption Date by       % of the principal amount to be redeemed until
    the Optional Redemption Price is 100% of such principal amount.

    Commission to be paid to Agent.                          $60,000.00
      BEAR, STEARNS & CO. INC.                            --------------